UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Behringer Harvard Mid-Term Value Enhancement Liquidating Trust
(Exact Name of Registrant as Specified in Its Charter)

Texas	000-51292	71-0897613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-1610
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On or about June 23, 2014, the Behringer Harvard Mid-Term Value Enhancement Liquidating Trust, successor in interest to the Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to herein as the “Trust,” “we,” “our” or “us”), will make a final liquidating distribution of approximately $13 million, or $3.03 per unit, to our unit holders of record as of June 20, 2014. This final distribution consists of the net cash proceeds from the dispositions of our final assets and all other cash available for distribution, after satisfaction of all contingent liabilities and reserves for payment of all remaining fund costs.

The foregoing is qualified by a form of investor letter attached hereto as Exhibit 99.1 anticipated to be mailed to the investors in the Trust on or about June 23, 2014, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Form of Investor Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Behringer Harvard Mid-Term Value Enhancement Liquidating trust

	By:	Behringer Harvard Advisors I LP,
Managing Trustee

Dated: June 20, 2014		By:	/s/ Gary S. Bresky
Gary S. Bresky
Chief Financial Officer